UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2017

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On September 29, 2017, Skyline Corporation held its Annual Meeting of Shareholders at which the following matters were submitted to a vote of the security holders:

1.	Election of Directors for a One Year Term

Election of Directors Nominee	Votes For	Votes Withheld	Shares Not Voted
Arthur J. Decio	5,753,805	1,092,002	1,545,437
Thomas L. Eisele	6,647,596	198,211	1,545,437
John C. Firth	6,366,029	479,778	1,545,437
Richard W. Florea	6,689,418	156,389	1,545,437
Matthew W. Long	6,643,746	202,061	1,545,437
John W. Rosenthal Sr.	6,507,483	338,324	1,545,437
Samuel S. Thompson	6,681,459	164,348	1,545,437

2.	Ratification of the Appointment of Crowe Horwath LLP as Independent Accounting Firm for fiscal year 2018

Votes For	Votes Against	Votes Abstain	Shares Not Voted
7,282,273	74,366	297,157	737,448

4.	Advisory vote on the compensation of Named Executive Officers for fiscal year 2017

Votes For	Votes Against	Votes Abstain	Shares Not Voted
6,669,224	66,730	109,853	1,545,437

5.	Advisory vote on the frequency of future advisory votes on executive compensation

Every Year	Every Two Years	Every Three Years	Votes Abstain	Shares Not Voted
6,303,209	51,116	453,128	38,321	1,545,470

Item 8.01    Other Events.

Following the meeting, the Board of Directors elected the following persons as Officers of the Corporation to serve at the pleasure of the Board of Directors until the next annual meeting of the Board of Directors or until their successors are elected and qualify:

Richard W. Florea	President and Chief Executive Officer
Jon S. Pilarski	Vice President, Finance & Treasurer, Chief Financial Officer
Jeffrey A. Newport	Chief Operating Officer
Terrence M. Decio	Vice President, Marketing & Sales
Martin R. Fransted	Controller & Secretary
Robert C. Davis	Vice President, Manufacturing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION

Date: October 3, 2017

	By:	/s/ Jon S. Pilarski
Jon S. Pilarski Chief Financial Officer